Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements Nos.333-194490 and 333-203179 on Form S-8 and Nos. 333-203180 and 333-208651 on Form S-3 of our report dated March 14, 2016, relating to the consolidated financial statements of Aquinox Pharmaceuticals, Inc. appearing in this Annual Report on Form 10-K of Aquinox Pharmaceuticals, Inc. for the year ended December 31, 2015.

/s/ Deloitte LLP

Chartered Professional Accountants

Vancouver, Canada

March 14, 2016